Exhibit 10.6

ASSET PURCHASE
SECURED PROMISSORY NOTE

BORROWER: JUSTIN A. MCLENDON
                         901 8TH STREET
                         MIDFIELD, AL 35228

LENDER:        CONFEDERATE MOTORS, INC.
                         2222 FIFTH AVENUE SOUTH
                         BIRMINGHAM, AL 35223

PRINCIPAL AMOUNT: $75,000.00	DATE OF NOTE: SEPTEMBER 27, 2012

PROMISE TO PAY. Justin A. Mclendon (the "Borrower") promises to pay to the order of Confederate Motors, Inc. ("CMI"), in lawful money of the United States of America the sum of SEVENTY FIVE THOUSAND AND NO/100 ($75,000.00) ), together with simple interest at the rate of SEVEN PERCENT (7%) per annum PAYMENT.

Borrower will pay this Note as follows:

1.	$12,500.00 due on or before October 8, 2012;
2.	$12,500.00 within five days of the first delivery, but no later than March 30, 2013;
3.	$50,000.00 payable on September 30, 2013;

payable as evidenced by the within promissory note, bearing interest at the rate of 7% per annum, including a late fee of $500.00 per each installment, if not paid on the date due, and accruing monthly at the rate of $500.00 per month until said note is paid in full.

Unless otherwise agreed or required by applicable law, payments shall be applied: first, to reimburse CMI for its costs of collecting the same (including but not limited to, reimbursement of CMI's reasonable attorneys' fees);

SECURITY.  This Note is secured by the Collateral referred to in the Asset Purchase Agreement.

PREPAYMENT.  Borrower may prepay this Note without premium or penalty.

DEFAULT.  Borrower's default in the payment of principal and/or interest under this Note when due shall constitute a default event under this Note. Further, an Event of Default under the terms of the Loan Agreement shall constitute a default event under this Note.

ATTORNEYS' FEES.  If CMI refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay CMI's reasonable attorneys' fees.

NSF CHECK CHARGES. In the event that Borrower makes any payment under this Note by check and Borrower's check is returned to CMI unpaid due to nonsufficient funds in Borrower's deposit account, Borrower agrees to pay CMI an additional NSF check charge equal to $20.00.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Alabama.

SUCCESSORS AND ASSIGNS BOUND. Borrower's obligations and agreements under this
Agreement shall be binding upon Borrower's successors and assigns.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

BORROWER:

JUSTIN A. MCLENDON
By:/s/ Justin A. McLendon

WITNESSES:

/s/ J P Mitchell

/s/ Pamela Miller

SWORN TO AND SUBSCRIBED BEFORE ME THIS 27th DAY OF SEPTEMBER, 2012.

/s/ H. Matthew Chambers
H. MATTHEW CHAMBERS
BAR ROLL NO.: 03991